Exhibit 10.29

Versión de firma

CONTRATO DE PRENDA MERCANTIL SIN DESPOSESIÓN (EL “CONTRATO”) QUE CELEBRAN, TODAS Y CADA UNA DE LAS SOCIEDADES LISTADAS EN EL ANEXO “A” DEL PRESENTE CONTRATO (LAS “SUBSIDIARIAS”), EN SU CARÁCTER DE GARANTES PRENDARIOS, REPRESENTADAS EN ESTE ACTO POR LAS PERSONAS QUE SE SEÑALAN EN EL MISMO ANEXO, RESPECTIVAMENTE, GRUPO TMM, S.A. (INDIVIDUALMENTE LA “COMPAÑÍA”, Y CONJUNTAMENTE CON LAS SUBSIDIARIAS, LOS “GARANTES PRENDARIOS”), REPRESENTADA EN ESTE ACTO POR LOS SEÑORES JAVIER SEGOVIA SERRANO Y HORACIO REYES GUZMÁN, Y BANCO J.P. MORGAN, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE J.P. MORGAN GRUPO FINANCIERO, DIVISIÓN FIDUCIARIA REPRESENTADO EN ESTE ACTO POR EL SEÑOR HÉCTOR LOYO URRETA, EN SU CARÁCTER DE ACREEDOR PRENDARIO (EL “ACREEDOR PRENDARIO”) PARA BENEFICIO DE BANK OF NEW YORK (EL “INDENTURE TRUSTEE”), PARA EL BENEFICIO DE LOS TENEDORES DE PAGARÉS (SEGÚN SE DEFINE MÁS ADELANTE), AL TENOR DE LOS SIGUIENTES ANTECEDENTES, DECLARACIONES Y CLÁUSULAS:

ANTECEDENTES

1.-           La Compañía realizó la emisión de Pagarés Senior Garantizados con vencimiento en 2007 por un monto de EUA$508,703,356 (quinientos ocho millones, setecientos tres mil, trescientos cincuenta y seis Dólares, moneda de los Estados Unidos de América (“Dólares”) (los “Pagarés”), mismos están regulados por un contrato de Indenture celebrado en esta misma fecha por la Compañía, el resto de los Garantes Prendarios, y por el Indenture Trustee (el “Indenture”) (una copia de la traducción al español del Indenture se adjunta a este Contrato como Anexo “B”), y el resto de los Garantes Prendarios han otorgado una garantía por todas las obligaciones de la Compañía derivadas de los Pagarés, el Indenture y los Documentos de la Garantía.

2.-           De conformidad con los términos del Indenture, los Garantes Prendarios tienen la obligación de otorgar un prenda sin desposesión y establecer un gravamen en primer lugar sobre y respecto de los Activos Pignorados (como dicho término se define más adelante), sujeta a las Restricciones Existentes (como dicho término se define más adelante) (la “Prenda”) para garantizar las obligaciones de la Compañía bajo los Pagarés, el Indenture, la Garantía y los Documentos de las Garantías (las “Obligaciones Garantizadas”).

3.-           Con fecha 11 de agosto de 2004 el Acreedor Prendario, el Indenture Trustee y la Compañía celebraron un Collateral Agency Agreement (el “Contrato de Agencia”) en virtud del cual el Acreedor Prendario fue nombrado agente para beneficio del Indenture Trustee y sus respectivos beneficiarios.

4.-           Los términos utilizados con mayúscula inicial en el texto de este Contrato que no se definan de otra forma, tendrán el significado que se les otorga en el Indenture.

DECLARACIONES

I.             La Compañía y cada una de las Subsidiarias, a través de su respectivo representante legal, conjunta e individualmente declara al resto de las partes al presente Contrato que:

I.1.          Es una persona moral debidamente constituida y existente de conformidad con las leyes de México, excepto por TMG Overseas, S.A. que es una persona moral debidamente constituida y existente de conformidad con las leyes de Panamá.

I.2.          Su representante cuenta con las facultades necesarias para la celebración del presente Contrato, mismas que a la fecha no le han sido revocadas, modificadas, ni limitadas en forma alguna, tal como lo acredita con la copia certificada de la escritura pública que protocoliza sus facultades, y que se agrega al presente Contrato como parte integrante del mismo como Anexo “C”.

I.3.          Celebra este Contrato con la finalidad de otorgar la Prenda en términos de la Ley General de Títulos y Operaciones de Crédito (la “LGTOC”), sobre los Activos Pignorados (como se define más adelante) y sobre todos los derechos derivados o que se deriven de los Activos Pignorados, en favor del Acreedor Prendario, para garantizar el cumplimiento de las Obligaciones Garantizadas, bajo los términos y condiciones de este Contrato.

I.4.          La celebración, firma y entrega de este Contrato, así como el cumplimiento de las obligaciones que del mismo se derivan y el otorgamiento de la Prenda bajo este Contrato, no contravienen, ni originan un incumplimiento de o conflicto con: (i) sus estatutos sociales, (ii) cualquier ley, reglamento, decreto, resolución judicial o autorización que le sea aplicable, o (iii) con cualquier restricción contractual que le sea obligatoria o que le afecte o a cualquiera de sus activos y/o derechos, y no originará o requerirá la constitución de algún gravamen, garantía, carga, afectación, limitación de dominio, derechos de terceros sobre o respecto de ninguno de sus activos, distintos de la Prenda otorgada bajo este Contrato.

I.5.          Cuenta con facultades y poderes necesarios y suficientes para celebrar este Contrato; ha obtenido las autorizaciones y aprobaciones corporativas, excepto por la inscripción de este Contrato, lo cual se realizará en términos de la Cláusula Primera de este Contrato, no necesita obtener o solicitar autorizaciones, aprobaciones o registros (salvo los que se mencionan en el presente Contrato) para celebrar este Contrato, crear la Prenda y para cumplir sus obligaciones bajo este Contrato.

I.6.          No se encuentra pendiente, ni, en su conocimiento, existe la amenaza de que se presente en su contra, ante tribunal, dependencia gubernamental o árbitro alguno, acción o procedimiento alguno que pudiera afectar en forma adversa la legalidad o validez del presente Contrato, o de la garantía se constituye mediante la celebración del presente Contrato.

I.7.          No existen deudas pendientes, o cualquier tipo de obligaciones fiscales o laborales que pudieran constituir un gravamen con preferencia en el pago sobre la Prenda que se otorga en el presente Contrato sobre de cualquiera o todos los Activos Pignorados.

I.8.          Este Contrato constituye una obligación legal, válida y obligatoria de cada Garante Prendario, exigible en su contra de conformidad con sus términos, salvo que dicha exigibilidad pudiera verse limitada por concurso mercantil, quiebra u otras leyes similares vigentes o que en el futuro sean vigentes, que afecten los derechos de acreedores en general.

I.9.          Es el único y legítimo propietario de los Activos Pignorados en virtud de este Contrato, y dichos bienes se encuentran libres de todo gravamen, garantía, carga, afectación, limitación de dominio, o derechos de terceros distintos a los que se señalan en el Anexo “A” de este Contrato (las “Restricciones Existentes”). Con excepción de los bienes que bajo este contrato se pignoran, dicho Garante Prendario, no es propietario o titular de cualesquier otro bien mueble, salvo por los que se señalan en el Anexo “A” de este Contrato, mismos que se encuentran sujetos a las Restricciones Existentes.

I.10.        La Prenda sobre los Activos Pignorados que bajo este Contrato se otorga, se constituye y perfecciona mediante la firma del mismo y por la Inscripción (según se define más adelante), y constituye una prenda en primer lugar y grado, sujeta a las Restricciones Existentes, sobre los Activos Pignorados para el beneficio del Acreedor Prendario.

II.         El Acreedor Prendario, por conducto de su representante, declara al resto de las partes del presente Contrato que:

II.1.         Que su representada es una sociedad anónima, constituida mediante escritura pública No. 46,449 de fecha 5 de diciembre de 1994, ante el Lic. Miguel Alessio Robles, Notario Público No. 19 del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de la Ciudad de México, Distrito Federal, bajo el folio mercantil número 195,238.

II.2.         Su representante cuenta con las facultades necesarias para celebrar el presente Contrato y obligarlo como Acreedor Prendario para beneficio del Indenture Trustee en términos del mismo.

II.3.         Comparece a la celebración del presente Contrato no en lo personal sino en su calidad de Acreedor Prendario para beneficio del Indenture Trustee de conformidad con los términos del Contrato de Agencia.

En atención a los antecedentes y declaraciones que anteceden, las partes otorgan y se someten a las siguientes:

CLÁUSULAS

PRIMERA.- Constitución de la Prenda. (a) Sujeto a los términos y condiciones establecidos en este Contrato y a las disposiciones legales aplicables de la LGTOC, con el objeto de garantizar la ejecución y cumplimiento por parte de cada uno de los Garantes Prendarios respecto de todas y cada una de las Obligaciones Garantizadas, incluyendo, sin limitar, el pago puntual y total de los Pagarés, cada uno de los Garantes Prendarios por medio del presente Contrato constituyen en favor del Acreedor Prendario una Prenda sobre todos los Activos Pignorados (según dicho término se define más adelante), presentes y futuros que correspondan. De conformidad con el artículo 354 de la LGTOC, la Prenda en este acto constituida incluirá los bienes muebles que los Garantes Prendarios empleen en el curso normal de su actividad preponderante y, en consecuencia, dichos bienes son identificados en forma genérica.

De conformidad con el artículo 355 de la LGTOC, dichos bienes inmuebles y derechos incluirán, sin limitación, (i) bienes muebles y derechos cuya propiedad o titularidad corresponda a los Garantes Prendarios, incluyendo, maquinaria, equipo, camiones, y demás bienes tangibles e intangibles tales como marcas, nombres y avisos comerciales, patentes, derechos contractuales, derechos derivados de seguros, valores, inversiones, efectivo, cuentas bancarias y de inversión, depósitos, cuentas por cobrar, incluyendo sin limitación las cantidades por cobrar por los Garantes Prendarios, derivadas de o relacionadas con el Programa de Bursatilización de Cuentas por Cobrar (según se define en el Indenture), y cualquier otro bien mueble tangible y derechos así como todos los bienes y derechos que adquieran los Garantes Prendarios con posterioridad a la fecha de celebración de este Contrato y en todo caso cualesquier derechos que les corresponda en adelante, (ii) todos los productos existentes, pendientes o futuros que se deriven de los Activos Pignorados (según dicho término se define más adelante) según se establezca en este Contrato, (iii) todos los bienes muebles y derechos que resulten de una operación con los Activos Pignorados (según dicho término se define más adelante), y (iv) todos los bienes muebles y derechos que cualquier Garante Prendario pudiera recibir o estuviera facultado para recibir en concepto de pago por la venta o como resultado de una expropiación de cualquiera de los Activos Pignorados (según dicho término se define más adelante), de conformidad con las restricciones que se establecen en la Cláusula Tercera de este Contrato o como indemnización para el caso de perdida de cualquiera de los Activos Pignorados (en adelante y conjuntamente con los que se señalan en los sub incisos (i) al (iv) los “Activos Pignorados”). Se adjunta a este Contrato como Anexo “D” una lista, no exclusiva o limitativa de los Activos Pignorados que en la fecha de celebración de este Contrato son propiedad de los Garantes Prendarios y que bajo este Contrato son pignorados, Anexo que deberá ser actualizado por los Garantes Prendarios y entregada al Acreedor Prendario dentro de los sesenta (60) días naturales siguientes a la fecha en la que termine cada cuatrimestre fiscal de la Compañía.  Las partes expresamente reconocen y convienen en que la prenda se otorga de manera genérica sobre todos los Activos Pignorados y dicha lista será únicamente de carácter informativo sin que por motivo alguno pueda interpretarse como una determinación de los Activos Pignorados.

Cada uno de los Garantes Prendarios reconoce y conviene que la prenda constituida mediante el presente Contrato se regirá por las disposiciones previstas en el Título Segundo, Capitulo Cuarto, Sección Séptima de la LGTOC.

(b) De conformidad con los artículos 365, 366 y 367 de la LGTOC, y para efectos del artículo 149 del Código Fiscal de la Federación, y a efecto de perfeccionar el otorgamiento de la

Prenda constituida en este acto sobre los Activos Pignorados, cada uno de los Garantes Prendarios deberá:

(i)            presentar para su inscripción ante el Registro Público de Comercio que corresponda en razón del domicilio social de cada uno de los Garantes Prendarios, en la fecha de firma de este Contrato, o a más tardar el Día Hábil siguiente (salvo por TMG Overseas, S.A., quien perfeccionará esta Prenda en términos de la legislación que le resulte aplicable, tan pronto pueda una vez firmado este Contrato) (la “Inscripción”); y

(ii)           entregar al Acreedor Prendario evidencia de que la Inscripción ha ocurrido, tan pronto la tenga.

SEGUNDA.- Posesión y Conservación de los Activos Pignorados. (a) Cada uno de los Garantes Prendarios deberá mantener la posesión de los Activos Pignorados, de conformidad con lo establecido en el artículo 346 de la LGTOC y estará sujeto a la responsabilidad prevista en el artículo 380 de la LGTOC.

(b)  los Activos Pignorados no deberán removerse de las instalaciones de los Garantes Prendarios, salvo por el uso que el Garante Prendario le de a los Activos Pignorados de que se trate dentro del curso normal de su actividad preponderante, inclusive si el uso normal de dichos activos requiere que éstos sean removidos de un lugar a otro distintos de las instalaciones de los Garantes Prendarios, y según se permita en términos de este Contrato, en el entendido de que los Activos Pignorados podrán ser removidos sin la autorización previa y por escrita del Acreedor Prendario únicamente con fines de mantenimiento y reparación. Cada uno de los Garantes Prendarios en este acto expresamente reconoce que en caso de que cualquier tercero tenga la posesión física de cualquiera de los Activos Pignorados, dicho tercero será considerado como agente del Garante Prendario de que se trate.

(c)  Las partes en este acto se obligan a que de conformidad con el artículo 358 de la LGTOC los Garantes Prendarios podrán, dentro del curso normal de su actividad preponderante pero de forma consistente con sus prácticas comerciales anteriores, y según se permita bajo estricto cumplimiento del Indenture, llevar a cabo operaciones financieras mediante las cuales adquieran activos consistentes en equipo, inventario o propiedad intelectual para su uso dentro del curso normal de su actividad preponderante, financiados total o parcialmente por los acreedores respectivos (los “Otros Acreedores”) bajo dichas operaciones financieras (los “Activos Financiados”); siempre y cuando el precio de dichas adquisiciones no exceda del menor de los precios de adquisición de los Activos Financiados o de su valor de mercado al momento de su adquisición. Los Activos Financiados podrán ser empleados como garantía para el beneficio de los Otros Acreedores, únicamente para garantizar el financiamiento de la adquisición de dichos Activos Financiados, siempre y cuando (a) esos Activos Financiados no sean reemplazos de los Activos Pignorados, (b) dichos Activos Financiados puedan ser identificados con seguridad y diferenciados del resto de los Activos Pignorados, y (c) hasta que las operaciones financieras hayan sido satisfechas completamente, y los Activos Financiados hayan sido liberados por los Otros Acreedores, dichos Activos Financiados se considerarán parte de la Garantía, de conformidad con la Prenda, en segundo grado de prioridad, y una vez que la transacción de financiamiento haya sido satisfecha por completo y los Activos Financiados sean liberados por los Otros Acreedores, dichos Activos Financiados se convertirán en parte de la Garantía de conformidad con la Prenda, en primer grado de prioridad.

TERCERA.- Uso de los Activos Pignorados. De conformidad con el artículo 356 de la LGTOC:

(a)           Cada uno de los Garantes Prendarios tiene derecho de hacer uso de los Activos Pignorados, dentro del curso normal de su actividad preponderante.

(b)           Cada uno de los Garantes Prendarios en este acto se obliga a no vender, transmitir, o de cualquier otra forma disponer de cualquiera de los Activos Pignorados, distintos a los depreciados, dañados u obsoletos que sean desechados dentro del curso normal de su actividad preponderante y sobre bases de condiciones de mercado; y por lo que respecta a las cuentas por cobrar, únicamente según sea necesario en virtud del Programa de Bursatilización de Cuentas por Cobrar, en el entendido de que (i) un Garante Prendario deberá solicitar el consentimiento por escrito del Indenture Trustee con copia al Acreedor Prendario, con cuando menos cinco días calendario de anticipación a cualquier venta, transmisión o disposición pretendida de todo o pare de los Activos Pignorados que quisiere efectuar, y (ii) el Indenture Trustee podrá autorizar, de conformidad y con base en los términos del Indenture, por escrito dicha venta, transmisión o disposición de todo o parte de los Activos Pignorados, con copia al Acreedor Prendario por escrito; en el entendido, sin embargo, de que dicho consentimiento no será necesario para el caso de Activos Pignorados depreciados, dañados u obsoletos dentro del curso normal de su actividad preponderante y sobre bases de condiciones de mercado y por lo que respecta a las cuentas por cobrar, únicamente según sea necesario en virtud del Programa de Bursatilización de Cuentas por Cobrar. Toda venta, transmisión, o disposición de todo o parte de los Activos Pignorados bajo este Contrato, incluyendo cualquier disposición de Activos Pignorados excedente, dañada u obsoleta, deberá efectuarse en una forma comercialmente y a un valor de mercado de los Activos Pignorados de que se trate, y los productos que se generen se considerarán parte de los Activos Pignorados hasta en tanto no sean empleados para la adquisición de nuevos Activos Pignorados en el entendido de que lo que por este concepto se adquiera formará parte de los Activos Pignorados. Más aún, según sean necesario bajo los términos del Indenture y de este Contrato, cada uno de los Garantes Prendarios depositará los Pagos Netos en Efectivo que se deriven de la venta, transmisión o disposición de los Activos Pignorados en una cuenta bancaria de garantía que esté a nombre de dicho Garante Prendario pero bajo el control de Acreedor Prendario en términos del Contrato de Control de la Cuenta de Depósito, cuyo formato se adjunta al presente Contrato como Anexo “E”, cuyos productos deberán ser aplicados de conformidad con el Indenture.

(c)           Los derechos para usar y disponer de los Activos Pignorados que se consignan en los párrafos (a) y (b) anteriores dejarán de ser efectivos a partir de la fecha en la que ocurra y continúe un Incumplimiento o un Caso de Incumplimiento; en el entendido de que aún después de que ocurra y continúe un Incumplimiento o un Caso de Incumplimiento, el efectivo, cuentas bancarias y de inversión, depósitos y cuentas por cobrar, incluyendo sin limitación las cantidades por cobrar por los Garantes Prendarios derivadas de o relacionadas con el Programa de Bursatilización de Cuentas por Cobrar, podrán continuar siendo utilizadas por el Garante Prendario de que se trate dentro del curso normal de su actividad preponderante pero de forma consistente con sus prácticas comerciales anteriores, a partir de la fecha en la que ocurra y continúe un Incumplimiento o un Caso de Incumplimiento y hasta la ejecución de los Activos Pignorados en términos de este Contrato.

CUARTA.- Obligaciones de los Garantes Prendarios. De conformidad con el artículo 357 de la LGTOC, mientras existan Obligaciones Garantizadas pendientes de pago o exigibles, cada uno de los Garantes Prendarios deberá:

(a)           Abstenerse de vender, ceder, permutar, transmitir, gravar, pignorar, disminuir el valor de, o de cualquier forma disponer de, todos o parte de los Activos Pignorados, excepto por cualquier venta, transmisión o disposición de los Activos Pignorados efectuada de conformidad con la Cláusula Tercera (b) de este Contrato.

(b)          No constituir ni permitir que se constituyan gravámenes, garantías, cargas, limitaciones de dominio, o derechos de terceros sobre los Activos Pignorados distintos a las Restricciones Existentes o los permitidos bajo el Indenture.

(c)           Abstenerse de realizar cualquier acto u omisión que pudiera ocasionar la disminución del valor de los Activos Pignorados.

(d)          Proporcionar al Indenture Trustee y al Acreedor Prendario toda la información relacionada con los Activos Pignorados que pueda solicitar de manera razonable de tiempo en tiempo. Cada uno de los Garantes Prendarios permitirá al Indenture Trustee y al Acreedor Prendario y/o a las personas que éste designe, fotocopiar los registros o documentos relacionados con los Activos Pignorados. Cada uno de los Garantes Prendarios proporcionará al Indenture Trustee y al Acreedor Prendario copias certificadas de dichos documentos si esto es razonablemente solicitado por el Indenture Trustee o el Acreedor Prendario o por las personas que éste designe, en el entendido de que dicha información se considerará como, y en consecuencia el Indenture Trustee y el Acreedor Prendario así como las personas que éstos designen, deberán darle el trato de información confidencial.

(e)           De tiempo en tiempo, celebrar y entregar aquellas escrituras, documentos, instrumentos o garantías o llevar a cabo cualquier acto necesario o conveniente que pueda solicitar de manera razonable el Acreedor Prendario, a fin de perfeccionar y proteger la Prenda o para permitir al Acreedor Prendario ejercitar y ejecutar sus derechos y recursos de conformidad con el presente Contrato y en relación con los Activos Pignorados.

(f)           De conformidad con el artículo 361 de la LGTOC y con excepción de las ventas, transmisiones o disposiciones realizadas de conformidad con la Cláusula Tercera (b) del presente

Contrato, los Garantes Prendarios en todo momento mantendrán en su posesión los Activos Pignorados y serán responsables por cualquier deterioro o perjuicio que sufran los Activos Pignorados como consecuencia de su negligencia inexcusable, dolo o mala fe, el desgaste por el uso normal de los Activos Pignorados queda exceptuado. Cada Garante Prendario será el único responsable de pagar los gastos de conservación, reparación, mantenimiento, administración y cobranza de los Activos Pignorados que en su caso deban realizarse.

(g)          Inmediatamente al momento de tener conocimiento de cualquier demanda o acción que pueda afectar o que de ser resuelta en forma adversa constituya un Gravámen sobre los Activos Pignorados o cualquier derecho, título, o garantía del Acreedor Prendario en relación con los Activos Pignorados, entregar al Acreedor Prendario un aviso en el que se describa a detalle la demanda o acción en cuestión, y salvo que reciban por escrito instrucciones contrarias del Acreedor Prendario, a su propia costa defender tales derechos, títulos o garantías.

(h)          A su propia costa, defender en todo momento sus derechos, titularidad y facultades sobre los Activos Pignorados (incluyendo su grado de prelación, sujeto a las Restricciones Existentes) en contra de cualesquier y todas las demandas y acciones de cualquier persona.

(i)            No llevar a cabo o aceptar, ninguna modificación, cambio, o dispensa con respecto a los Activos Pignorados, ni celebrar cualquier contrato o permitir cualquier limitación a cualesquiera de los Activos Pignorados, ya sea que actualmente sean propiedad del Deudor Prendario que corresponda o que los adquiera con posterioridad a la celebración del presente Contrato.

(j)            No tomar acción alguna que (i) en cualquier forma restrinja la exigibilidad de los derechos del Acreedor Prendario bajo este Contrato, o (ii) como resultado de la misma se pudiera esperar razonablemente que el valor o la exigibilidad del presente Contrato se viera afectado.

QUINTA.- Seguros.  De conformidad con el artículo 360 de la LGTOC, cada uno de los Garantes Prendarios deberá (a) mantener todos los Activos Pignorados, asegurados con una institución de seguros con buena reputación y una condición financiera sólida, a elección del Garante Prendario de que se trate pero a satisfacción del Indenture Trustee, contra cualquier responsabilidad, eventualidad, riesgo o contingencia del tipo y por los montos suficientes para cubrir los Activos Pignorados según se acostumbre para el tipo de negocios de dicho Garante Prendario, (b) hacer que se designe al Acreedor Prendario como beneficiario de las pólizas correspondientes, mismas que deberán contener una cláusula de pago por pérdida, a satisfacción del Indenture Trustee, que establezca que en caso de que los Activos Pignorados asegurados sufran algún daño o pérdida, los pagos que correspondan bajo las pólizas se realizarán directamente al Acreedor Prendario para beneficio del Indenture Trustee, y (c) proporcionar al Acreedor Prendario la información que éste solicite de tiempo en tiempo y de manera razonable en relación con las pólizas y los seguros referidos.

Cada uno de los Garantes Prendarios deberá proporcionar al Acreedor Prendario una copia de las pólizas a que se refiere el párrafo que precede, dentro de los 10 (diez) Días Hábiles siguientes a la celebración del presente Contrato.

SEXTA.- Derechos de Inspección. De conformidad con el artículo 362 de la LGTOC, el Indenture Trustee y/o el Acreedor Prendario y/o las personas que éstos designen, tendrán el derecho de realizar inspecciones en las instalaciones donde estén ubicados los Activos Pignorados, antes de que ocurra y continúe un Caso de Incumplimiento, dentro del horario de trabajo, con aviso previo y no más de 4 veces en un año calendario, y en cualquier momento después de que ocurra y continúe un Caso de Incumplimiento, a fin de determinar su valor y estado de conservación, así como verificar el cumplimiento por parte de cada uno de los Garantes Prendarios de todas sus obligaciones bajo el presente Contrato. El Acreedor Prendario notificará al Garante Prendario de la intención de realizar la inspección con por lo menos 1 (un) Día Hábil de anticipación a la fecha en la que pretende realizar la inspección de los Activos Pignorados. La notificación contendrá la fecha de la inspección, el Activo Pignorado a ser inspeccionado, así como los detalles y fines de la inspección a realizar.

El Acreedor Prendario en este acto renuncia incondicionalmente al derecho que le confiere el artículo 362 de la LGTOC para dar por vencido anticipadamente las Obligaciones Garantizadas y ejecutar la Prenda, en caso de que el valor de mercado de los Activos Pignorados disminuya de manera tal que no baste para cubrir el importe de las Obligaciones Garantizadas.

SÉPTIMA.- Indivisibilidad y Plazo.  (a) La Prenda que se constituye mediante el presente Contrato es indivisible y todos los Activos Pignorados garantizan el pago total y oportuno, y el cumplimiento de todas las Obligaciones Garantizadas, independientemente de que cualquier parte en este momento, o en un futuro, garantice todas o parte de dichas Obligaciones Garantizadas por medio de otras prendas o cualquier otra garantía. Cada uno de los Garantes Prendarios en este acto renuncia expresamente a su derecho a solicitar la división o reducción de los Activos Pignorados en proporción a cualquier pago parcial de las Obligaciones Garantizadas, de conformidad con el Artículo 349 de la LGTOC.

(b)          La Prenda que se constituye mediante el presente Contrato permanecerá en pleno vigor y efecto hasta que todas las Obligaciones Garantizadas hayan sido totalmente satisfechas.

(c)           En términos del artículo 364 de la LGTOC, y a la terminación del presente Contrato, el Acreedor Prendario celebrará y/o entregará a cada uno de los Garantes Prendarios los documentos que éstos razonablemente soliciten para acreditar dicha terminación.

OCTAVA.- Ejecución. (a)  En caso de que ocurra y continúe un Incumplimiento o un Evento de Incumplimiento y ante el vencimiento anticipado del monto principal de los Pagarés, en términos del Indenture (siempre y cuando dicho vencimiento anticipado no haya sido dispensado), el Acreedor Prendario previa instrucción por escrito del Indenture Trustee podrá ejecutar la Prenda que se constituye mediante el presente Contrato y ejercer sus derechos como se contemplan en este, mediante los procedimientos judiciales previstos en las leyes aplicables de México.

(b)           Los productos derivados del ejercicio de los derechos del Acreedor Prendario conforme al presente Contrato, se aplicarán en el siguiente orden a efecto de pagar (i) todos los gastos y costos razonables y documentados incurridos respecto de dicha ejecución (incluyendo, sin limitación, los honorarios de los abogados y los gastos y costas del procedimiento respectivo), y (ii) cualquier otra cantidad pagadera al Acreedor Prendario, Indenture Trustee o a los Tenedores de Pagarés bajo los Pagarés, el Indenture y los Documentos de la Garantía.

NOVENA.- Procedimiento de Ejecución y Disposiciones Relativas.  (a) Procedimiento de Ejecución. Las partes de este Contrato expresamente reconocen y pactan el siguiente procedimiento de ejecución:

(i)           Al ocurrir y durante un Incumplimiento o un Caso de Incumplimiento y ante el vencimiento anticipado del monto principal de los Pagarés, en términos del Indenture (siempre y cuando dicho vencimiento anticipado no haya sido dispensado), el Acreedor Prendario, previa instrucción por escrito por parte del Indenture Trustee podrá, y según sea necesario bajo el Indenture, deberá entregar a la Compañía por escrito un aviso, en términos del formato que se adjunta al presente Contrato como Anexo “F” (el “Aviso de Venta”), notificándole su intención de ejecutar los Activos Pignorados, en términos de este Contrato y del Indenture, y que dicho Aviso de Venta será considerado como un “Aviso de Venta” para los efectos de las Secciones 6.03 y 15.04 del Indenture;

(ii)          la Compañía contará con cinco (5) Días Hábiles, contados a partir de la fecha en que reciba del Acreedor Prendario el Aviso de Venta a que se refiere el párrafo (i) anterior, para entregar al Acreedor Prendario evidencia de que el Incumplimiento o el Caso de Incumplimiento señalado en el Aviso de Venta ha sido subsanado, remediado o renunciado, o evidencia de novación, ampliación del plazo, o pago total de las Obligaciones Garantizadas relevantes; y

(iii)         en caso de que (a) la Compañía no entregue la evidencia a que se refiere el párrafo (ii) anterior dentro del plazo señalado en dicho párrafo o (b) la Compañía entregue dicha evidencia y el Indenture Trustee no esté de acuerdo con dicha evidencia que demuestre que el Incumplimiento o el Caso de Incumplimiento no ocurrió o que éste ha sido subsanado, remediado o renunciado o que las Obligaciones Garantizadas han sido objeto de novación, ampliación del plazo, o pago, se lo comunicará por escrito al Acreedor Prendario, quien estará facultado para solicitar judicialmente la ejecución de los Activos Pignorados, en todo o en parte, en términos del Libro Quinto, Título Tercero Bis del Código de Comercio.

(b)  Avalúo de Ejecución.  Las partes en este acto reconocen y aceptan que a efecto de determinar el valor de los Activos Pignorados a ser ejecutados (el “Avalúo de Ejecución”), el

Acreedor Prendario, previa aprobación por escrito del Indenture Trustee, deberá nombrar y contratar a una (1) empresa valuadora de prestigio en México, cuyo Avalúo de Ejecución será final y obligatorio para las partes.  Todos los gastos, honorarios y demás gastos relacionados o derivados del Avalúo de Ejecución serán pagados con el producto de la ejecución.

(c)  No obstante lo anterior, cada una de las partes reconoce y acepta que los Garantes Prendarios tendrán el derecho, en cualquier momento anterior a la terminación de la ejecución (pero no después de cualquier momento que pudiere retrasar o impedir la ejecución), de pagar en su totalidad las Obligaciones Garantizadas o para nombrar a alguna persona que efectúe dicho pago.  En tal caso, todos y cada uno de los gastos derivados de los actos relativos al proceso de ejecución llevados a cabo bajo esta Cláusula Novena por el Acreedor Prendario, o por terceras personas que participen en el proceso de venta de los Activos Pignorados, deberán ser cubiertos exclusivamente por los Garantes Prendarios.

DÉCIMA.-  Avisos. Toda solicitud, petición, autorización, instrucción, aviso, consentimiento o renuncia de cualquiera de las partes, que deba efectuarse, entregarse o facilitarse a:

(a)  la Compañía o cualquiera de los Garantes Prendarios, deberá efectuarse, entregarse o facilitarse por escrito y entregarse personalmente, por correo certificado en primera clase con porte pagado o enviada por fax a la Compañía o cualquiera de los Garantes Prendarios a o en Avenida de la Cúspide, No. 4755, Colonia Parques del Pedregal, 14010 México, D.F., Atención: Director de Finanzas, número telefónico (52-55) 5629-8866, fax (52-55) 5629-8899, con copia a Haynes & Boone, S.C., Blvd.. Manuel Avila Camacho 40, Desp 1801, Colonia Lomas de Chapultepec, 11000, México D.F., Atención Romualdo Segovia, teléfono (52-55) 5540-5558, facsímile número (5255) 5540-0630 o a cualquier otra dirección previamente notificada por escrito al Acreedor Prendario por la Compañía o por cualquier Garante Prendario, salvo que otra cosa se pacte en este Contrato, cualquier documento se considerará realmente efectuado, entregado o facilitado al momento en el que la Compañía lo reciba, en el entendido de que si la recepción de cualquier transmisión de fax no es confirmada por escrito por la Compañía, una copia de dicho documento deberá entregarse a la Compañía personalmente, o por correo certificado primera clase con porte pagado, o

(b)  al Indenture Trustee, deberá efectuarse, entregarse o facilitarse por escrito y entregarse personalmente, por correo certificado primera clase con porte pagado o enviada por fax al Indenture Trustee a o en, en The Bank of New York, 101 Barclay Street, Piso 21W, Nueva York, Nueva York 10286, Atención: Corporate Trust Trustee Administration, número telefónico (212) 815-5346, fax (212) 815-5803 o a cualquier otra dirección previamente notificada por escrito a la Compañía y al Acreedor Prendario por el Indenture Trustee, salvo que otra cosa se pacte en este Contrato, cualquier documento se considerará realmente efectuado, entregado o facilitado al momento en el que el Indenture Trustee lo reciba, en el entendido de que si la recepción de cualquier transmisión de fax no es confirmada por escrito por el Indenture Trustee, una copia de dicho documento deberá entregarse a el Indenture Trustee personalmente o por correo certificado primera clase con porte pagado.

(c)  al Acreedor Prendario, deberá efectuarse, entregarse o facilitarse por escrito y entregarse personalmente, por correo certificado primera clase con porte pagado o enviada por fax al Acreedor Prendario a o en, en Banco J.P. Morgan, S.A., Institución de Banca Múltiple, J.P. Morgan Grupo Financiero, División Fiduciaria, Palmas 405, Torre Óptima I, Piso 14 Col. Lomas de Chapultepec, México, D.F., C.P. 11000, número telefónico (52-55) 5540-9522, fax (52-55) 5283-1620 o a cualquier otra dirección previamente notificada por escrito a la Compañía y al Indenture Trustee por el Acreedor Prendario, salvo que otra cosa se pacte en este Contrato, cualquier documento se considerará realmente efectuado, entregado o facilitado al momento en el que el Acreedor Prendario lo reciba, en el entendido de que si la recepción de cualquier transmisión de fax no es confirmada por escrito por el Acreedor Prendario, una copia de dicho documento deberá entregarse a el Acreedor Prendario personalmente o por correo certificado primera clase con porte pagado.

DÉCIMA PRIMERA.- Cesión. Las partes de este Contrato no podrán ceder, transferir o gravar sus derechos ni delegar, todas o parte de sus obligaciones bajo el presente Contrato. No obstante lo anterior, el Indenture Trustee y el Acreedor Prendario podrán ceder o de cualquier otra forma transmitir sus derechos y obligaciones bajo este Contrato a un indenture trustee o acreedor prendario o agente de las garantías sustituto con base en y de acuerdo con los términos y condiciones del Indenture y el Contrato de Agencia.

DÉCIMA SEGUDA.-  Modificaciones. Este Contrato no podrá ser modificado, adicionado, o renunciado en cualquier otra forma salvo mediante un instrumento público por escrito firmado por las partes de este Contrato, en el entendido de que cualquier modificación al, o adición o renuncia a este Contrato, deberá efectuarse con base en y de acuerdo con los términos y condiciones del Indenture e inscrita en el Registro Público de Comercio correspondiente.

DÉCIMA TERCERA.-  No Renuncias; Derechos Acumulativos. Ningún incumplimiento por parte del Indenture Trustee o del Acreedor Prendario para ejercitar, ni la demora en el ejercicio de cualquier derecho bajo el presente Contrato, el Indenture, o el Contrato de Agencia o cualquier contrato, instrumento o documento relacionado, se considerará como una renuncia al mismo por parte del Indenture Trustee o del Acreedor Prendario según sea el caso; ni el ejercicio individual o parcial de derecho alguno causará la caducidad de cualquier ejercicio o posterior ejercicio relativo a dicho derecho, ni del ejercicio de cualquier otro derecho. Los derechos y recursos del Indenture Trustee y del Acreedor Prendario establecidos en el presente Contrato, el Indenture, el Contrato de Agencia o en cualquier contrato, instrumento o documento relacionados, son acumulativos y adicionales a, y no son exclusivos a, los derechos o recursos establecidos en la ley aplicable, sin exclusión de éstos últimos. Los derechos y recursos del Indenture Trustee, el Acreedor Prendario bajo el presente Contrato, el Indenture, el Contrato de Agencia, así como bajo cualquier contrato, instrumento o documento relacionado, en contra de cualquier parte de este Contrato o de aquellos contratos arriba mencionados, no son condicionales o contingentes para llevar al cabo cualquier intento por parte del Indenture Trustee o el Acreedor Prendario de ejercitar cualesquiera de sus derechos bajo este Contrato, el Indenture, el Contrato de Agencia o bajo cualquier contrato, instrumento o documento relacionado, en contra de dicha parte o en contra de cualquier otra persona.

DÉCIMA CUARTA.- Responsabilidad del Acreedor Prendario; Indemnización. (a) el Acreedor Prendario no será responsable por cualquier acto u omisión de cualquiera de las partes de este Contrato o de cualquier tercero que pudiera impedir lograr el objeto de este Contrato incluyendo, sin limitación, la falta de recepción de instrucciones por escrito que no sean entregadas de conformidad con los términos de este Contrato.

(b)  En caso de que el producto de la venta de los bienes otorgados en Prenda fuese insuficiente para cubrir las Obligaciones Garantizadas, el Acreedor Prendario no tendrá responsabilidad alguna de realizar cualesquiera pagos en relación con las Obligaciones Garantizadas. Las partes convienen que el Acreedor Prendario no asume ninguna responsabilidad personal de pago con bienes propios.

(c)  El Acreedor Prendario no será responsable de cualquier acción que lleve a cabo por instrucciones, avisos y/o notificaciones por escrito que le sean entregadas por la Compañía o por el Indenture Trustee, según sea el caso, en la medida en que dichas partes estén facultadas para dar instrucciones al Acreedor Prendario bajo este Contrato y sus Anexos; el Acreedor Prendario solo será responsable cuando actúe con negligencia, dolo o mala fe o en incumplimiento de sus obligaciones bajo este Contrato.

(d)  No obstante cualesquiera otras limitaciones a la responsabilidad del Acreedor Prendario bajo este Contrato, las partes convienen que el Acreedor Prendario no será responsable por, ni tendrá obligación alguna de determinar, verificar, o investigar respecto de lo siguiente:

(i)            cualquier declaración o manifestación que realicen los Garantes Prendarios bajo este Contrato;

(ii)           el contenido de cualquier certificado, reporte u otro documento que sea entregado conforme a este Contrato o con relación al mismo;

(iii)          el cumplimiento por los Garantes Prendarios de cualquiera de sus obligaciones o convenios bajo este Contrato o cualquier otro contrato;

(iv)          la validez, exigibilidad o autenticidad del Indenture, los Pagarés, las Garantías, el Contrato de Agencia o los Documentos de la Garantía y la posesión, identificación, administración y uso de los bienes Activos Pignorados, incluyendo, sin limitación, todos sus bienes accesorios a dichos Activos Pignorados;

(v)           la ocurrencia y vigencia de cualquier Caso de Incumplimiento o si cualquier Caso de Incumplimiento ha sido remediado a satisfacción del Indenture Trustee; y

(vi)          la inscripción de este Contrato o sus Anexos ante los Registros Públicos correspondientes de conformidad con lo establecido en el presente Contrato.

El Acreedor Prendario tendrá derecho a ser indemnizado de conformidad con los términos del Contrato de Agencia.

DÉCIMA QUINTA.-  Honorarios y Gastos. Todos los honorarios, costos y gastos ordinarios (incluyendo honorarios y gastos razonables de asesores), razonables y documentados, e impuestos derivados o relacionados con la preparación, negociación, celebración, formalización, registro o ejecución de este Contrato deberán ser cubiertos exclusivamente por los Garantes Prendarios.

Los Garantes Prendarios se obligan a pagar inmediatamente o rembolsar al Acreedor Prendario todos y cada uno de los gastos y costos en los que hubiere incurrido por razón de los motivos señalados en el párrafo anterior. Las disposiciones de esta Cláusula permanecerán aún cuando este Contrato hubiere terminado.

DÉCIMA SEXTA.- Divisibilidad. En caso de que la validez, legalidad u obligatoriedad de cualquier obligación, acuerdo, o disposición del presente Contrato a cargo de las partes del mismo sea determinada por un tribunal competente como contraria a la ley, dicha obligación, acuerdo, o disposición deberá ser considerada como independiente del resto de las obligaciones, acuerdos y/o disposiciones de este Contrato, y no afectará la validez, legalidad y obligatoriedad del resto en forma alguna.

DÉCIMA SÉPTIMA.-  Ley Aplicable; Jurisdicción. Este Contrato deberá ser interpretado y cumplido de conformidad con las leyes de México. Las partes de este Contrato en este acto se someten a la jurisdicción de los tribunales competentes de la Ciudad de México, Distrito Federal, México, y renuncian a cualquier otra jurisdicción que les corresponda en virtud de su domicilio, presente o futuro, o por cualquier otro motivo.

DÉCIMA OCTAVA.-  Duplicados.  Las partes que en este Contrato interviene, podrán firmar cualquier cantidad de duplicados del mismo, cada uno de los cuales, una vez firmado y entregado, será considerado como original, pero todos los duplicados conjuntamente se considerarán un mismo documento.

DÉCIMA NOVENA.-  Traducción de Documentos. Las partes del presente Contrato convienen en que la traducción al español del Indenture, que se adjunta a este Contrato como Anexo “B” podrá ser utilizada en cualquier procedimiento relacionado con este Contrato.

VIGÉSIMA.-  Integridad.  Este Contrato, junto con los Pagarés, Indenture, las Garantías y el resto de los Documentos de la Garantía y el Contrato de Agencia y sus respectivos Anexos representa el acuerdo total entre las partes respecto a la materia ahí señalada, y suplen todo acuerdo, entendimiento, o declaración, oral o escrita, hecha con anterioridad entre las partes en cuanto a su relación con la materia de este Contrato.

VIGÉSIMA PRIMERA.-  Capacidad del Acreedor Prendario.  Los Garantes Prendarios en este acto y en forma irrevocable (i) reconocen que el Acreedor Prendario cuenta con los nombramientos, facultades y capacidad legal necesarias para actuar en nombre y por cuenta del Indenture Trustee por lo que respecta a todo asunto derivado o relacionado con este Contrato, (ii) renuncian a sus respectivos derechos de interponer acción legal alguna en contra de la legal existencia, nombramiento, facultades y capacidad legal del Acreedor Prendario para actuar en nombre y por cuenta del Indenture Trustee, y (iii) reconocen que la institución que actúa como Acreedor Prendario (a) actúa exclusivamente como agente de, por y en nombre del Indenture Trustee; y (b) no asume responsabilidad alguna de ningún tipo, sea directa o indirecta, explícita o implícita, bajo o en relación con cualquiera de las Obligaciones Garantizadas o cualquier acuerdo o documento relacionado con éstas.

VIGÉSIMA SEGUNDA.-  Capacidad del Indenture Trustee.  Los Garantes Prendarios en este acto y en forma irrevocable (i) reconocen que el Indenture Trustee cuenta con los nombramientos, facultades y capacidad legal necesarias para actuar en nombre y por cuenta de los tenedores de los Pagarés por lo que respecta a todo asunto derivado o relacionado con este Contrato, (ii) renuncian a sus respectivos derechos de interponer acción legal alguna en contra de la legal existencia, nombramiento, facultades y capacidad legal del Indenture Trustee para actuar en nombre y por cuenta de los tenedores de los Pagarés, y (iii) reconocen que la institución que actúa como Indenture Trustee (a) actúa exclusivamente como agente de, por y en nombre de, los tenedores de los Pagarés; y (b) no asume responsabilidad alguna de ningún tipo, sea directa o indirecta, explícita o implícita, bajo o en relación con cualquiera de las Obligaciones Garantizadas o cualquier acuerdo o documento relacionado con éstas.

VIGÉSIMA TERCERA.- No elección de Recursos.  Nada de lo contenido en este Contrato requerirá que el Acreedor Prendario ejecute alguna de las Garantías de conformidad con este Contrato antes de ejecutar las garantías o activos del fideicomiso de acuerdo con cualquiera de los demás instrumentos de garantía, o ejecutar cualquier garantía o bienes del fideicomiso de conformidad con el Documento de Garantía antes de ejecutar las Garantías bajo el presente Contrato, todo lo cual quedará a discreción del Acreedor Prendario, a menos que las Partes Garantizadas dispongan otra cosa.

[El resto de la hoja se dejó en blanco intencionalmente]

De conformidad con lo anterior, las partes suscriben el presente Contrato el 11 de agosto de 2004, en México, Distrito Federal.

GARANTES PRENDARIOS

Grupo TMM, S.A.	Compañía Arrendadora TMM, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

División de Negocios Especializados, S.A. de C.V.	Inmobiliaria TMM, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal.	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

Línea Mexicana TMM, S.A. de C.V.	Operadora de Apoyo Logístico, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal.	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

Lacto Comercial Organizada, S.A. de C.V.	Servicios Administrativos de Transportación, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

Servicios de Logística de México, S.A. de C.V.	Servicios en Operaciones Logísticas, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

TMM Logistics, S.A. de C.V.	Transportación Portuaria Terrestre, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

Operadora Marítima TMM, S.A. de C.V.	Servicios en Puertos y Terminales, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

Naviera del Pacífico, S.A. de C.V.	Operadora Portuaria de Tuxpan, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

Terminal Marítima de Tuxpan, S.A. de C.V.	TMG Overseas, S.A.

Nombre: Javier Segovia Serrano Cargo: Representante legal	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

Transportes Marítimos México, S.A.	Personal Marítimo, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

TMM Agencias, S.A. de C.V.	TMM Holdings, S.A. de C.V.

Nombre: Javier Segovia Serrano Cargo: Representante legal	Nombre: Javier Segovia Serrano Cargo: Representante legal

Nombre: Horacio Reyes Guzmán Cargo: Representante legal	Nombre: Horacio Reyes Guzmán Cargo: Representante legal

ACREEDOR PRENDARIO

Banco J.P. Morgan, S.A. Institución de Banca Múltiple,

J.P. Morgan Grupo Financiero, División Fiduciaria

actuando para beneficio de Bank of New York

Nombre: Héctor Loyo Urreta

Cargo: Representante legal

ANEXOS

A	Lista de Garantes Prendarios, Representantes, Otros Activos propiedad de los Garantes Prendarios y Restricciones respecto de los Activos
B	Traducción al Español del Indenture
C	Copias de los poderes de los representantes legales de los Garantes Prendarios
D	Lista no exclusiva de Activos
E	Formato de Contrato de Control de la Cuenta de Depósito
F	Formato de Aviso de Venta

Anexo A

Lista de Garantes Prendarios, Representantes, Otros Activos propiedad de los Garantes
Prendarios y Restricciones respecto de los Activos

[Incluir el Anexo proporcionado por la Compañía]

Anexo B

Traducción al Español del Indenture

Anexo C

Copias de los poderes de los representantes legales de los Garantes Prendarios

Anexo D

Lista no exclusiva de Activos

[Incluir el Anexo proporcionado por la Compañía]

Anexo E

Formato de Contrato de Control de la Cuenta de Depósito

[Incluir el Formato del Contrato]

Anexo F

Formato de Aviso de Venta

[ENCABEZADO DEL ACREEDOR PRENDARIO]

[                  ], 200

Grupo TMM, S.A.

Avenida de la Cúspide, No. 4755

Colonia Parques del Pedregal

14010 México, D.F.

Atención: Director de Finanzas y Tesorería

Señores:

Hacemos referencia al Contrato de Prenda sin Desposesión (el “Contrato”) de fecha Agosto 10, 2004, celebrado por los Garantes Prendarios y el Acreedor Prendario.  Los términos aquí empleados con mayúscula inicial y que no estén definidos de otra forma, tendrán el significado que se les otorga en el Contrato.

De conformidad con el párrafo (i) de la Cláusula Novena del Contrato, y como consecuencia de que ha ocurrido y continúa un Incumplimiento o un Caso de Incumplimiento consistente en [         ], por este conducto le informamos que pretendemos ejecutar los Activos Pignorados, con base en las disposiciones del Indenture y del Contrato.

Atentamente,

Banco J.P. Morgan, S.A. Institución de Banca Múltiple, J.P. Morgan Grupo Financiero, División Fiduciaria actuando para beneficio de Bank of New York como Acreedor Prendario

Nombre:
Cargo:

c.c.p.:	[Subsidiarias]
Indenture Trustee

Execution Copy

Translation for information purposes only

[TO BE FORMALIZED IN SPANISH BEFORE A “CORREDOR PUBLICO” IN MEXICO]

PLEDGE AGREEMENT WITHOUT THE TRANSFER OF POSSESSION (THE “AGREEMENT”) ENTERED INTO BY AND AMONG EACH AND EVERY ONE OF THE COMPANIES LISTED IN ANNEX “A” ATTACHED HERETO (THE “SUBSIDIARIES”) IN THEIR CAPACITY AS PLEDGORS, REPRESENTED HEREIN BY THE PERSONS MENTIONED IN SUCH ANNEX, RESPECTIVELY, GRUPO TMM, S.A. (INDIVIDUALLY THE “COMPANY”, AND TOGETHER WITH THE SUBSIDIARIES, COLLECTIVELY THE “PLEDGORS”) REPRESENTED HEREIN BY MESSRS. JAVIER SEGOVIA SERRANO AND HORACIO REYES GUZMÁN AND BANCO J.P. MORGAN, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, J.P. MORGAN GRUPO FINANCIERO, DIVISION FIDUCIARIA, REPRESENTED HEREIN BY MR. HECTOR LOYO URRETA, AS THE PLEDGEE (THE “PLEDGEE”) FOR THE BENEFIT OF THE BANK OF NEW YORK (THE “INDENTURE TRUSTEE”), FOR THE BENEFIT OF THE HOLDERS OF THE NOTES (AS DEFINED BELOW), PURSUANT TO THE FOLLOWING PRECEDENTS, REPRESENTATIONS AND CLAUSES:

PRECEDENTS

1.            The Company has issued its Senior Secured Notes due 2007 in the aggregate principal amount of U.S.$508,703,356 (five hundred eight million seven hundred three thousand three hundred fifty six Dollars legal currency of the United States of America (“U.S. Dollars”)) (the “Notes”), which notes are governed by an Indenture, dated as of the date hereof, by and among the Company, the other Pledgors and the Indenture Trustee (the “Indenture”) (a copy of the Spanish translation of which is attached hereto as Annex ”B”), and the other Pledgors have executed a guarantee of all of the Company’s obligations under the Notes, the Indenture and the Collateral Documents.

2.            In accordance with the terms of the Indenture, the Pledgors are obligated to pledge, assign their interest in, and grant a first priority perfected pledge without transfer of possession in and upon, the Collateral (as defined below), subject to Existing Restrictions (as defined below) (the “Pledge”) to secure the Company’s and the Guarantors’ obligations under the Notes, the Indenture, the Guarantees and the Collateral Documents (the “Secured Obligations”).

3.            On August 10, 2004 the Pledgee, the Indenture Trustee and the Company executed a Collateral Agency Agreement whereby the Trustee was named agent for the benefit of the Indenture Trustee and its respective beneficiaries.

4.            Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Indenture.

REPRESENTATIONS

I.             The Company and each and every one of the Subsidiaries, through its representative, hereby jointly and severally represent to the other parties hereto that:

I.1.          It is a company duly organized and validly existing pursuant to the laws of Mexico, except for TMG Overseas, S.A., which is a company duly organized and validly existing under the laws of Panama.

I.2.          Its representative has all the necessary authority to enter into this Agreement, and such authority has not been revoked, modified or limited in any manner, as evidenced in the certified copy of the public deed containing its due authorization, attached hereto as Annex “C”.

I.3.          It is entering into this Agreement with the purpose of granting the Pledge in accordance with the General Law of Negotiable Instruments and Credit Transactions of Mexico (Ley General de Títulos y Operaciones de Crédito) (the “LGTOC”) over the Collateral (as hereinafter defined), and all the rights derived or deriving from such Collateral, in favor of the Pledgee, to secure the Secured Obligations, pursuant to the terms and conditions of this Agreement.

I.4.          The execution and delivery of this Agreement by it and the performance by it of its obligations hereunder, and the granting of the Pledge, do not contravene (i) its deed of incorporation or by-laws, (ii) any applicable law, rule, decree, judicial order, resolution or authorization applicable to it, or (iii) any contractual restriction binding on, or affecting it or any of its assets, and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its assets other than the Pledge created hereby.

I.5.          It has the power and authority to enter into this Agreement, has obtained all requisite corporate authorizations, and, except for the registration of this Agreement which shall be done according to Clause First hereof, no governmental or other authorizations, approvals or filings are necessary (other than as described herein) to enter into this Agreement, create the Pledge as contemplated hereby and perform its obligations hereunder.

I.6.          There is no action or proceeding pending or, to the knowledge of the Pledgors, threatened to be filed against such Pledgor before any governmental agency, court or arbitrator that would adversely affect the legality and validity of this Agreement or the legality and validity of the Pledge created herein.

I.7.          There are no pending debts or any tax, labor or any other obligations that may constitute a lien with preference in payment to the Pledge that is granted herein over any or all of the Collateral.

I.8.          This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that enforceability may be limited by concurso mercantil, bankruptcy or other similar laws now or hereinafter in effect affecting creditor’s rights generally.

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I.9.          It is the sole legal owner of the assets being pledged by it hereunder and such assets are owned by it free and clear of any lien, security interest, charge, guaranty, encumbrance or third party rights other than as described in Annex “A” hereto (the “Existing Restrictions”).  Except for the movable assets being pledged hereunder to the Pledgee, such Pledgor does not own any other movable assets, except as set forth on Annex “A”, which movable assets are subject to the Existing Restrictions.

I.10.        The Pledge of its assets pursuant to this Agreement is duly created and perfected by the execution of this Agreement and the Registration (as defined below), and constitutes a first priority perfected security interest, subject to Existing Restrictions, in such assets for the benefit of the Pledgee.

II.            The Pledgee, through its representative, hereby represents to the other parties hereto that:

II.1.         Its principal is a stock company, incorporated through public deed number 46,449, dated December 5, 1994, under the oath of Mr. Miguel Alessio Robles, Notary Public number 19 of the Federal District, which first testimony was registered with the Public Registry of Commerce of the Federal District under docket number 195,238.

II.2.         Its representative has all the necessary authority to enter into this Agreement and bind the Pledgee as provided herein.

II.3          He appears to the execution of this Agreement, not in a personal manner but as Pledgee for the benefit of the Indenture Trustee pursuant to the terms of the Collateral Agency Agreement.

In consideration of the foregoing precedents and representations, the parties hereby grant and bind themselves pursuant to the following:

CLAUSES

FIRST. - Creation of Pledge. (a) Subject to the terms and conditions set forth herein and all applicable provisions of the LGTOC, in order to guarantee and secure the performance of and compliance by each Pledgor with each and every one of the Secured Obligations, including but not limited to, the complete and punctual payment of the Notes, each Pledgor hereby grants in favor of the Pledgee a Pledge on all of its present and future, movable assets and rights pertaining thereto. Pursuant to article 354 of the LGTOC, the Pledge hereby created shall include all movable assets used by the Pledgors in the ordinary course of business and, therefore, such assets are identified generically.

In accordance with article 355 of the LGTOC such movable assets and rights shall include, without limitation, (i) all movable assets and rights to which the Pledgors hold title or ownership, including, machinery, equipment, trucks, and other tangible and intangible movables such as trademarks, tradenames, patents, contractual rights, insurance rights, securities,

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investments, cash, bank and investment accounts, deposits, accounts receivables, including without limitation the amounts receivable of the Pledgors deriving from or relating to the Receivables Securitization Facility (as defined in the Indenture), and all other tangible movable assets and rights and all such assets and rights that are acquired by the Pledgors after execution hereof and in each case any rights pertaining thereto (the “Assets”), (ii) all existing, pending and future proceeds derived from the Assets as provided for herein, (iii) all movable assets and rights that result from any transformation process of the Assets, and (iv) all movable assets and rights that any Pledgor may receive or may be entitled to receive as payment for the sale or in consideration for any expropriation of any of the Assets, in accordance with the restrictions set forth in Clause Third herein or as indemnification in the event of loss of any of the Assets (clauses (i) through (iv) hereinafter collectively referred to as the “Collateral”). Annex “D” contains a non-exclusive list of the Assets currently owned by the Pledgors that are hereby pledged in favor of the Pledgee, which list must be updated by Pledgors and delivered to the Pledgee sixty (60) calendar days following the end of each fiscal quarter of the Company. The parties expressly acknowledge and agree that the Pledge is granted generically over the Collateral and that the non-exclusive list of Assets will be only for reference purposes, without there being any possible interpretation that it constitutes an exclusive list of the Collateral.

Each Pledgor acknowledges and agrees that the Pledge created hereby shall be governed by the provisions of Section VII of Chapter IV of Title Second of the LGTOC.

(b)          Pursuant to articles 365, 366 and 376 of the LGTOC and for purposes of article 149 of the Federal Tax Code of Mexico (Código Fiscal de la Federación), and in order to perfect the granting of the Pledge created herein over the Collateral, each Pledgor shall:

(i)            cause this Agreement to be filed for registration with the relevant Public Registry of Commerce (Registro Público de Comercio) of the corporate domiciles of each of the Pledgors, on the date of execution hereof, or at the latest on the following Business Day, (except for TMG Overseas, S.A., which will perfect the Pledge according to applicable law promptly after the date of execution hereof) (the “Registration”); and

(ii)           provide the Pledgee with evidence that the Registration has been completed promptly after such Registration.

SECOND. - Possession and Conservation of the Collateral.  (a)  Each Pledgor shall keep possession of the Collateral pursuant to article 346 of the LGTOC and shall be subject to all liabilities provided for in article 380 of the LGTOC.

(b)          The Collateral shall not be removed from any Pledgor’s premises, except in connection with the use by such Pledgor of any such Collateral in the ordinary course of its business including if the use of such assets in the ordinary course of business requires such assets to move between places different from the Pledgor’s premises, and as further permitted pursuant to this Agreement, provided, however, that the Collateral may be removed without the Pledgee’s prior written consent for the sole purpose of conducting repairs to such. Each Pledgor hereby

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expressly acknowledges that should any third party come into physical possession of any of the Collateral, such third party shall be deemed an agent of such Pledgor.

(c)           The parties hereto expressly agree that pursuant to article 358 of the LGTOC, the Pledgors may, in the ordinary course of business, consistent with past practices, and as may be permitted and in strict compliance with the Indenture, engage in financing transactions whereby they acquire assets consisting of equipment, inventory or intellectual property for use in the ordinary course of business financed in full or in part by the respective creditors (the “Other Creditors”) in such financing transactions (the “Financed Assets”); provided, that the amount under such purchase money financing shall not exceed the lesser of the purchase price of the Financed Assets or the fair market value at the time of acquisition of the Financed Assets. The Financed Assets may be used as collateral for the benefit of such Other Creditors solely to secure the financing of the purchase of such Financed Assets, as long as (a) such Financed Assets are not replacements for any of the Assets, (b) such Financed Assets may be recognized with certainty and differentiated from the Assets, and (c) until the financing transaction is satisfied in full and the Financed Assets are released by the Other Creditors, such Financed Assets, shall be a part of the Collateral pursuant to the Pledge on a second priority basis, and once the financing transaction is satisfied in full and the Financed Assets are released by the Other Creditors, such Financed Assets, shall be a part of the Collateral pursuant to the Pledge on a first priority basis.

THIRD. - Use and Disposition of Collateral. Pursuant to article 356 of the LGTOC:

(a)           Each Pledgor shall have the right to use the Collateral in the ordinary course of its business.

(b)           Each Pledgor hereby agrees that it shall not sell, transfer, or otherwise dispose of any of the Collateral other than surplus, damaged or obsolete Collateral disposed of in the ordinary course of business and on an arms-length basis; and with respect to accounts receivable, only as required by the Receivables Securitization Facility, provided, however, that (i) a Pledgor shall request consent in writing to the Indenture Trustee, with a copy to the Pledgee, on or before the fifth calendar day prior to any proposed sale, transfer or other disposition of all or any portion of the Collateral that it desires to effect, and (ii) the Indenture Trustee may consent, in accordance with and pursuant to the terms of the Indenture, in writing to any such sale, transfer or other disposition of all or any portion of the Collateral with a copy to the Pledgee in writing; provided that such consent shall not be required in the case of a disposition of surplus, damaged or obsolete Collateral disposed of in the ordinary course of business and on an arms-length basis and with respect to accounts receivable, only as required by the Receivables Securitization Facility. Any sale, transfer or other disposition of all or any portion of the Collateral under this Agreement, including any such disposition of surplus, damaged or obsolete Collateral, shall be carried out in a commercially reasonable manner and at fair market value of the applicable Collateral, and the proceeds thereof shall be deemed as part of the Collateral to the extent not used to acquire replacements of such sold Assets in the understanding that such replacements will be deemed part of the Collateral.  In furtherance thereof, to the extent required by the terms of the Indenture and this Agreement, each Pledgor shall deposit the Net Cash Proceeds arising out of the sale, transfer or other disposition of any Collateral in a cash collateral account in the

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name of such Pledgor and under the control of the Pledgee pursuant to a Deposit Account Control Agreement, substantially in the form of Annex “E” hereto, which proceeds shall be applied in accordance with the Indenture.

(c)           The rights to use and sell Collateral as described in paragraphs (a) and (b) above shall cease to be effective from the date on which a Default or an Event of Default occurs and is continuing; provided that, even after a Default or an Event of Default has occurred and is continuing, any cash, bank and investment accounts, deposits and accounts receivables, including without limitation the amounts receivable of the Pledgors deriving from or relating to to the Receivables Securitization Facility, may be continued to be used by the relevant Pledgor in the ordinary course of its business consistent with past practices from the date on which a Default or an Event of Default has occurred and is continuing and until the foreclosure of the Collateral in accordance with this Agreement.

FOURTH. - Covenants of the Pledgors. Pursuant to article 357 of the LGTOC, so long as any of the Secured Obligations shall remain unpaid or outstanding, each Pledgor hereby agrees that it shall:

(a)           Not sell, assign, barter, transfer, convey, impair the value of, or otherwise dispose of all or any part of the Collateral, except for any sale, transfer or other disposition of Collateral effected in accordance with Clause Third (b) above.

(b)          Not create or permit to exist any liens, security interests, guarantees, charges, encumbrances, warrants, third party rights or other ownership limitations over the Collateral other than the Existing Restrictions or as permitted by the Indenture;

(c)           Refrain from carrying out any act or omitting to carry out any act that may impair the value of the Collateral.

(d)          Provide the Indenture Trustee and the Pledgee with all information related to the Collateral that may be reasonably requested from time to time by the Pledgee. Each Pledgor shall further allow the Indenture Trustee and the Pledgee and its designees to make photocopies of all the registries and documents related to the Collateral. Each Pledgor shall provide the Indenture Trustee and the Pledgee with certified copies of such documents as may be reasonably requested by the Indenture Trustee and the Pledgee or their designees, in the understanding that such information shall be considered as, and kept confidential by the Indenture Trustee and the Pledgee and/or their designees.

(e)           From time to time, execute and deliver all such other and further deeds, documents, instruments and assurances as may be necessary or reasonably required by the Pledgee in order to perfect and protect the Pledge created hereby or to allow the Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Collateral.

(f)           Pursuant to article 361 of the LGTOC, except for sales, transfers or other dispositions of Collateral effected in accordance with Clause Third (b) above, each Pledgor shall at all times maintain the Collateral in its possession and shall be liable for any damage or loss of

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Collateral due to its inexcusable negligence, bad faith or willful misconduct, normal wear and tear excepted.  Each Pledgor shall exclusively bear all conservation, repair, management and collection expenses that may be incurred in connection with the Collateral.

(g)          Promptly, upon becoming aware of any suit or proceeding that challenges its rights to, or would, if adversely determined result in a Lien on or otherwise adversely affect, the Collateral, deliver a detailed notice describing such suit or proceeding to the Pledgee, and unless the Pledgee instructs otherwise in writing, defend such rights, title or interest at its expense;

(h)          At all times, at its own expense, defend its rights, title and interests in and to the Collateral (including the first priority perfected nature thereof, subject to Existing Restrictions,) against any and all claims and demands of any person.

(i)            Not make, or consent to, any modification or waiver with respect to any Collateral, or enter into any agreement or permit to exist any restriction with respect to any Collateral now owned or hereafter acquired by it, other than pursuant to this Agreement.

(j)            Not take any action (i) that would in any manner impair the enforceability of the Pledgee’s rights under this Agreement, or (ii) as a result of which the value or enforceability of this Agreement could reasonably be expected to be impaired.

FIFTH. - Insurance. Pursuant to article 360 of the LGTOC, each Pledgor shall (a) maintain all Collateral insured with a financially sound and reputable insurance company acceptable to the Indenture Trustee, against any liabilities, causalities, risks and contingencies in such types and amounts sufficient to cover all Collateral customary for the business of such Pledgor, (b) cause the relevant policy to name the Pledgee as the first beneficiary thereof and contain a loss payable clause, in form and substance satisfactory to the Indenture Trustee, providing for all payments which may become payable to any Pledgor under the respective policy to be paid directly to the Pledgee for the benefit of the Indenture Trustee, and (c) furnish the Pledgee with all information with respect to such insurance as may be reasonably requested from time to time.

Each Pledgor shall provide the Pledgee with a copy of the insurance policies referred to in the preceding paragraph within 10 (ten) Business Days after the date of execution hereof.

SIXTH. - Rights of Inspection. Pursuant to article 362 of the LGTOC, the Indenture Trustee and/or Pledgee and/or their designees shall be entitled to enter, prior to the occurrence and continuance of an Event of Default, during regular business hours on notice not more than 4 times in any one calendar year, and upon the occurrence and during the continuance of an Event of Default at any time, any Pledgor’s premises where the Collateral is located in order to perform inspections of the Collateral to determine its value and condition, and compliance by the relevant Pledgor of all of its obligations hereunder. The Pledgee shall notify the respective Pledgor of the intention to undertake such an inspection at least 1 (one) Business Day in advance of the date of inspection. The notice shall contain the date of inspection, the Collateral to be inspected and the intended scope of the inspection.

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The Pledgee hereby expressly and irrevocable waives the right to accelerate maturity of the Secured Obligations and in consequence execute this Pledge solely as a result of the market value of the Collateral decreasing in such a way that it becomes insufficient to cover the Secured Obligation pursuant to article 362 of the LGTOC.

SEVENTH. - Indivisibility and Term. (a)  The Pledge created hereby is indivisible and all the Collateral guarantees and secures the full and prompt payment and performance of all the Secured Obligations, regardless of whether any party now or hereafter guarantees or secures all or part of the Secured Obligations through other pledges or through any other security. Each Pledgor hereby expressly waives its right to divide or reduce the Pledge over the Collateral in proportion to partial payments under the Secured Obligations, pursuant to article 349 of the LGTOC.

(b)          The Pledge created hereby shall remain in full force and effect from the date hereof until all Secured Obligations have been satisfied in full.

(c)           Pursuant to article 364 of the LGTOC, and upon termination of this Agreement, the Pledgee shall execute and deliver such documents as the Pledgors may reasonably request to evidence such termination.

EIGHTH. - Enforcement.  (a)  Upon the occurrence and during the continuance of a Default or Event of Default and after the acceleration of the principal amount of the Notes pursuant to the Indenture (so long as such acceleration has not been rescinded) the Pledgee, previously instructed in writing by the Indenture Trustee, shall be entitled to enforce the Pledge created hereby and exercise all of its rights contemplated herein, through the applicable judicial procedures provided for in the applicable laws of Mexico.

(b)          The proceeds resulting from the exercise of the Pledgee’s enforcement rights hereunder shall be applied in the following order to cover (i) all reasonable and documented costs and expenses incurred with respect to such enforcement (including, without limitation, legal and court fees and expenses and indemnifications due to the Pledgee and the Indenture Trustee), and (ii) any other amounts due to the Pledgee, Indenture Trustee or the holders of Notes under the Notes, the Indenture and the Collateral Documents.

NINTH. - Foreclosure Procedure and Related Provisions. (a) Foreclosure Procedure. The parties to this Agreement expressly acknowledge and agree to the following foreclosure procedure:

(i)            Upon the occurrence and during the continuance of a Default or Event of Default and after the acceleration of the principal amount of the Notes pursuant to the Indenture (so long as such acceleration has not been rescinded), the Pledgee, previously instructed in writing by the Indenture Trustee may, and, if required pursuant to the terms of the Indenture, shall, deliver to the Company a written notice, substantially in the form of the document attached hereto as Annex ”F”

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(the “Notice of Sale”), notifying that it intends to foreclose on the Collateral, pursuant to the provisions set forth herein and in the Indenture, and such Notice of Sale shall be deemed a “Notice of Sale” for purposes of Sections 6.03 and 15.04 of the Indenture;

(ii)           the Company shall have 5 (five) Business Days, from the date of actual receipt of the Notice of Sale from the Pledgee referred to in paragraph (i) above, to deliver to the Pledgee evidence that the Default or the Event of Default referred to in the Notice of Sale is disputed by the Company, has been cured, remedied or waived, or evidence of novation, term extension or payment in full of the relevant Secured Obligations; and

(iii)          in the event that (a) the Company fails to deliver the evidence mentioned in paragraph (ii) above within the time period specified therein, or (b) the Company delivers such evidence and the Indenture Trustee does not concur with such evidence that the Default or the Event of Default did not occur as asserted, has been cured, remedied or waived or that the relevant Secured Obligations have been subject to novation, term extension or payment in full, it shall inform in writing the Pledgee who shall be entitled to request the judicial foreclosure of the Collateral, in whole or in part, pursuant to Section Fifth, Title Third Bis of the Commercial Code.

(b)           Foreclosure Appraisal. The parties hereto expressly acknowledge and agree that for purposes of determining the value of the Collateral to be foreclosed upon (the “Foreclosure Appraisal”), the Pledgee, previously instructed in writing by the Indenture Trustee, shall appoint and retain one (1) prestigious Mexican appraisal firm whose Foreclosure Appraisal will be final and binding for both parties. The fees, costs and expenses derived from the Foreclosure Appraisal will be covered with the proceeds of the foreclosure.

(c)           Notwithstanding the above, each of the parties hereto acknowledges and agrees that the Pledgors shall have the right, at any time prior to the completion of the foreclosure (but not later than any time that could delay or impede such foreclosure), to pay in full the Secured Obligations or to designate a person to make such payment. In such case, any and all costs and expenses derived from any actions related to the foreclosure pursuant to this Clause Ninth taken by the Pledgee or any third party participating in the bid of the Collateral, shall be borne exclusively by the Pledgors.

TENTH. - Notices. Any request, demand, authorization, direction, notice, consent or waiver of any party hereto to be made upon, given or furnished to:

(a)           the Company or any other Pledgor, shall be made, given or furnished in writing and hand delivered, mailed, first class, postage prepaid, or sent by facsimile transmission to the Company and any other Pledgor addressed to it at Avenida de la Cúspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico, D.F., Attention: Chief Financial Officer, telephone number (52-55) 5629-8866, facsimile number (52-55) 5629-8899, with a copy to: Haynes & Boone, S.C.,

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Blvd. Manuel Avila Camacho 40, Desp 1801, Colonia Lomas de Chapultepec, 11000, México, D.F. Attention: Romualdo Segovia, telephone number (52-55) 5540-5558, facsimile number (52-55) 5540-0630 or at any other address previously furnished in writing to the Pledgee by the Company or any other Pledgor, and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given or furnished upon its receipt by the Company, provided, that if receipt of any facsimile transmission is not confirmed in writing or by facsimile by the Company, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to the Company, or

(b)           the Indenture Trustee, shall be made, given or furnished in writing and hand delivered, mailed, first class, postage prepaid, or sent by facsimile transmission to the Indenture Trustee, addressed to it at the principal office of the Indenture Trustee located at The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286, Attn: Corporate Trust Trustee Administration, telephone number (212) 815-5346, facsimile number (212) 815-5803, or at any other address previously furnished in writing to the Company and the Pledgee by the Indenture Trustee, and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given or furnished upon its receipt by the Indenture Trustee, provided, that if receipt of any facsimile transmission is not confirmed in writing or by facsimile by the Indenture Trustee, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to the Indenture Trustee.

(c)           the Pledgee shall be made, given or furnished in writing and hand delivered, mailed, first class, postage prepaid, or sent by facsimile transmission to the Pledgee, addressed to it at the principal office of the Pledgee located at Palmas 405, Torre Optima I, Piso 14, Col. Lomas de Chapultepec, México D.F., C.P. 11000, Attn. Banco J.P. Morgan S.A., Institución de Banca Múltiple, J.P. Morgan Grupo Financiero, División Fiduciaria, telephone number (5255)- 5540-9522, facsimile number (5255) 5283-1620, or at any other address previously furnished in writing to the Company and the Indenture Trustee by the Pledgee, and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given or furnished upon its receipt by the Pledgee, provided, that if receipt of any facsimile transmission is not confirmed in writing or by facsimile by the Pledgee, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to the Pledgee.

ELEVENTH. - Assignment. The parties hereto may not encumber, assign or otherwise transfer in full or in part, their rights and obligations hereunder.  Notwithstanding the foregoing, the Indenture Trustee and the Pledgee may assign or otherwise transfer its rights and obligations hereunder to a successor Pledgee or collateral agent pursuant to and in accordance with the terms and conditions of the Indenture and the Collateral Agency Agreement.

TWELFTH. - Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified except by agreement by each of the parties hereto, provided that, pursuant to applicable law, any amendment of, or supplement, waiver or modification to, this Agreement shall be effected in accordance with and pursuant to the terms and conditions of the Indenture and registered in the relevant Public Registry of Commerce.

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THIRTEENTH. - No Waiver; Rights Cumulative.  No failure on the part of the Indenture Trustee or the Pledgee to exercise, or the delay in exercising, any right under this Agreement, the Indenture or the Collateral Agency Agreement, or any related agreement, instrument or document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right by the Indenture Trustee and the Pledgee. The rights and remedies of the Indenture Trustee and the Pledgee provided in this Agreement, the Indenture, the Collateral Agency Agreement or any related agreement, instrument or document are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by applicable law. The rights and remedies of the Indenture Trustee, the Pledgee under this Agreement, the Indenture, the Collateral Agency Agreement and any related agreement, instrument or document against any party hereto or thereto are not conditional or contingent on any attempt by the Indenture Trustee or the Pledgee to exercise any of its other rights under this Agreement, the Indenture, the Collateral Agency Agreement or under any related agreement, instrument or document against such party or against any other person.

FOURTEENTH. – Liability of the Pledgee; Indemnification. (a) The Pledgee shall not liable for any action or omission of any of the parties hereto or of any third party that may prevent the achievement of the purposes of this Agreement, including, but not limited to, the failure to receive written instructions that are not delivered in accordance with the terms of this Agreement

(b)           Should the proceeds of the sale of the Collateral be insufficient to satisfy the Secured Obligations, the Pledgee shall have no responsibility to make any payments in respect of the Secured Obligations. The parties agree that the Pledgee shall not assume any personal payment liabilities with its own assets.

(c)           The Pledgee shall not be liable for any action it takes pursuant to the written instructions, notifications and/or notices given to it by the Company or the Indenture Trustee, as the case may be, to the extent any such party is entitled to give instructions to the Pledgee in accordance with this Agreement and its Annexes; the Pledgee shall be liable if acting with negligence, bad faith or willful misconduct or contrary to the provisions of this Agreement.

(d)           Notwithstanding any other limitations to the Pledgee’s liability hereunder, the parties hereto agree that the Pledgee shall not be liable for, or have any duty to ascertain, verify or inquire into any of the following:

(i)            any statement or recital hereunder made by the Pledgors;

(ii)           the contents of any certificate, report or other document delivered hereunder or in connection herewith;

(iii)          the compliance by the Pledgors with any of their covenants or agreements set forth herein or in any other Agreement;

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(iv)          the validity, enforceability or genuineness of the Indenture, the Notes, the Guarantees, the Collateral Agency Agreement or the other Collateral Documents and the possession, identification, management and use of the Collateral;

(v)           the occurrence and continuance of any Event of Default or if any Event of Default has been cured to the satisfaction of the Indenture Trustee; and

(vi)          the Registration of this Agreement in the corresponding Public Registries pursuant to the terms contained herein.

The Pledgee shall have the right to be indemnified pursuant to the terms of the Collateral Agency Agreement.

FIFTEENTH. - Fees and Expenses.  All reasonable and documented expenses, fees (including reasonable fees and expenses of counsel) and taxes arising from or relating to the preparation, negotiation, execution, notarization, registration or enforcement of this Agreement shall be borne exclusively by the Pledgors.

The Pledgors agree to promptly pay or reimburse the Pledgee for all fees and expenses incurred by it in connection with the matters referred to in the preceding paragraph.  The provisions of this Clause shall survive the termination of this Agreement.

SIXTEENTH. - Severability.  If any one or more of the covenants, agreements or other provisions provided in this Agreement on the part of the parties hereto to be performed hereunder should be determined by a court of competent jurisdiction to be contrary to law or unenforceable, such covenant, agreement, or other provision shall be deemed and construed to be severable from the remaining covenants, agreements and provisions herein contained and shall in no way affect the validity of the remaining covenants, agreements and provisions of this Agreement.

SEVENTEENTH.- Applicable Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Mexico. The parties hereto expressly and irrevocably submit to the jurisdiction of the competent courts in Mexico City, Federal District, Mexico. The parties hereto expressly waive the right to any other jurisdiction to which they may be entitled by reason of their present or future domicile or otherwise.

EIGHTEENTH.- Counterparts. The parties hereto agree that this Agreement is executed in multiple counterparts, one for each of the parties hereto, all being one and the same instrument.

NINETEENTH.- Translation of the Indenture.  The parties hereto expressly agree that the Spanish translation of the Indenture attached hereto as Annex “B” may be used in a proceeding in connection with this Agreement.

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TWENTIETH.- Entire Agreement.  This Agreement, together with the Notes, the Indenture, the Guarantees and the other Collateral Documents, and the Collateral Agency Agreement and the Exhibits, Annexes and Schedules hereto and thereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof, and supersedes all prior agreements, understandings or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

TWENTY FIRST.- Capacity of the Pledgee.  The Pledgors hereby expressly and irrevocably (i) acknowledge that the Pledgee has all necessary appointments, legal capacity and authority to act in the name and on behalf of the Indenture Trustee for all matters arising from or relating to this Agreement and (ii) waive their respective rights to carry out any action challenging the legal existence, appointments, legal or other capacity and authority of the Pledgee to act in the name and on behalf of the Indenture Trustee, and (iii) acknowledge that the institution acting as Pledgee hereunder (a) is acting solely as agent for, and in the name and on behalf of, the Indenture Trustee; and (b) assumes no responsibility or liability of any kind, whether direct or indirect, express or implied, under or in connection with any of the Secured Obligations or any agreements or other documents relating to the Secured Obligations.

TWENTY SECOND. - Capacity of the Indenture Trustee.  The Pledgors hereby expressly and irrevocably (i) acknowledge that the Indenture Trustee has all necessary appointments, legal capacity and authority to act in the name and on behalf of the holders of the Notes for all matters arising from or relating to this Agreement and (ii) waive their respective rights to carry out any action challenging the legal existence, appointments, legal or other capacity and authority of the Indenture Trustee to act in the name and on behalf of the holders of the Notes, and (iii) acknowledge that the institution acting as Indenture Trustee hereunder (a) is acting solely as agent for, and in the name and on behalf of, the holders of the Notes; and (b) assumes no responsibility or liability of any kind, whether direct or indirect, express or implied, under or in connection with any of the Secured Obligations or any agreements or other documents relating to the Secured Obligations.

TWENTY THIRD.  No Election of Remedies.  Nothing contained in this Agreement shall require the Pledgee to foreclose on any of the Collateral under this Agreement before foreclosing on the collateral or trust assets under any of the other Collateral Documents, or to foreclose on any of the collateral or trust assets under any other Collateral Document before foreclosing on the Collateral under this Agreement, all of which shall be in the Pledgee’s sole discretion, unless otherwise directed by the Secured Parties.

[Remainder of page intentionally left blank]

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The parties have executed this Agreement in Mexico City, Federal District, on August 11, 2004.

PLEDGORS

Grupo TMM, S.A.	Compañía Arrendadora TMM, S.A. de C.V.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

División de Negocios Especializados, S.A. de C.V.	Inmobiliaria TMM, S.A. de C.V.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact.	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

Línea Mexicana TMM, S.A. de C.V.	Operadora de Apoyo Logístico, S.A. de C.V.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact.	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

14

Lacto Comercial Organizada, S.A. de C.V.	Servicios Administrativos de Transportación, S.A. de C.V.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

Servicios de Logística de México, S.A. de C.V.	Servicios en Operaciones Logísticas, S.A. de C.V.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

TMM Logistics, S.A. de C.V.	Transportación Portuaria Terrestre, S.A. de C.V.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

Operadora Marítima TMM, S.A. de C.V.	Servicios en Puertos y Terminales, S.A. de C.V.

15

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

Naviera del Pacífico, S.A. de C.V.	Operadora Portuaria de Tuxpan, S.A. de C.V.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

Terminal Marítima de Tuxpan, S.A. de C.V.	TMG Overseas, S.A.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

Transportes Marítimos México, S.A.	Personal Marítimo, S.A. de C.V.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact	Title: Attorney-in-fact

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By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

TMM Agencias, S.A. de C.V.	TMM Holdings, S.A. de C.V.

By: Javier Segovia Serrano	By: Javier Segovia Serrano
Title: Attorney-in-fact	Title: Attorney-in-fact

By: Horacio Reyes Guzmán	By: Horacio Reyes Guzmán
Title: Attorney-in-fact	Title: Attorney-in-fact

17

PLEDGEE

Banco J.P. Morgan S.A. Institución de Banca Múltiple,

J.P. Morgan Grupo Financiero, División Fiduciaria,

acting for the benefit of The Bank of New York

By:
Name: Héctor Loyo Urreta
Title: Attorney-in-Fact

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ANNEXES

A	List of Pledgors, Representatives, other Assets owned by Pledgors and Restrictions on Assets

B	Spanish translation of the Indenture

C	Copies of the Power of Attorney of the Pledgors

D	Non-exclusive list of Assets

E	Form of Deposit Account Control Agreement

F	Form of Notice of Sale

Annex A

List of Pledgors, other Assets owned by Pledgors and Restrictions on Assets

[Include the Annex provided by the Company]

Annex B

Spanish Translation of the Indenture

Annex C

Copies of the Power of Attorney of the Pledgors

Annex D

Non-exclusive list of Assets

[Include the Annex provided by the Company]

Annex E

Form of Deposit Account Control Agreement

[Include the Form of Agreement]

Annex F

Form of Notice of Sale

[LETTERHEAD OF THE PLEDGEE]

[                   ], 200

Grupo TMM, S.A.

Avenida de la Cúspide, No. 4755

Colonia Parques del Pedregal

14010 Mexico, D.F.

Attention: Chief Financial Officer

Gentlemen:

We make reference to the Pledge Agreement Without the Transfer of Possession (the “Agreement”) dated as of August 11, 2004, entered into by and among the Pledgors and the Pledgee.  Capitalized terms used herein and not otherwise defined herein will have the meanings attributed thereto in the Agreement.

Pursuant to paragraph (i) of Clause Ninth of the Agreement, as a result of the occurrence and the continuance of a Default or Event of Default, which consists of [                 ], we hereby inform you that we intend to foreclose on the Collateral, pursuant to the provisions set forth in the Indenture and in the Agreement.

Very truly yours,

Banco J.P. Morgan S.A. Institución de Banca Múltiple, J.P. Morgan Grupo Financiero, División Fiduciaria, acting for the benefit of The Bank of New York as Pledgee

By:
Title:

cc:	[SUBSIDIARIES]
Indenture Trustee